Exhibit 23.3

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-193834) and Form S-8 (Nos. 333-122789, 333-128048, 333-158734, 333-158736, 333-166358, 333-180932 and 333-193836) of Celanese Corporation of our report dated February 10, 2017, relating to the financial statements of National Methanol Company (Ibn Sina) which appear in this Annual Report on Form 10-K of Celanese Corporation.

For BDO Dr. Mohamed Al-Amri & Co.

/s/ Gihad M. Al-Amri
Certified Public Accountant
Registration No. 362

Dammam. Saudi Arabia
February 10, 2017